                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  December 19, 1996

                             Cheniere Energy, Inc.
            (Exact name of registrant as specified in its charter)


                                   Delaware
                (State or other jurisdiction of incorporation)


        2-63115                                            95-4352386
        -------                                            ----------
(Commission File Number)                      (IRS Employer Identification No.)


Two Allen Center
1200 Smith Street
Houston, Texas                                                77002
------------------                                            -----
(Address of principal executive office)                     (Zip Code)


      Registrant's telephone number, including area code: (713) 659-1361

                                     None
         ------------------------------------------------------------
         (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

        On December 20, 1996, Cheniere Energy California, Inc. ("Cheniere California"), a wholly-owned direct subsidiary of the Company, signed a Purchase and Sale Agreement with Poseidon Petroleum, LLC ("Poseidon") to acquire Poseidon's 60% working interest in six undeveloped leases in the Bonito Unit of the Pacific Outer Continental Shelf (OCS) off Santa Barbara County, California. The majority interest in the unit is owned by Nuevo Energy Corp. Torch Operating Co. is the operator of the Unit, pursuant to an agreement with Nuevo.

        Poseidon estimates that the net proved undeveloped reserves attributable to its interests are approximately 47 million barrels of oil equivalent. As payment for this interest, Poseidon will receive production payments aggregating $18,000,000 to be paid as three percent of the production revenue from the leases being assigned. Minimum prepayments from the annual production payment shall be made at the rate of $540,000 per year, payable in advance. Poseidon will receive the first minimum prepayment of $540,000 at closing. Poseidon will have a reserve report prepared with respect to the leases which is subject to Cheniere California's acceptance. The principal amount of the production payment and the required minimum yearly payments are subject to adjustment based on the results of the reserve report. It is anticipated that the closing of the purchase will occur during the second quarter of 1997.

Item 5.  Other Events.
         -------------

        On December 19, 1996, pursuant to Regulation D promulgated under the Securities Act of 1933 ("Regulation D"), the Company sold 20,000 shares of the Common Stock to an "accredited investor" pursuant to Rule 506 of Regulation D and received proceeds of $50,000 from such sale.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.
         ----------------------------------------------------

        In December 1996, pursuant to Regulation S promulgated under the Securities Act of 1933, the Company sold an aggregate of 400,000 shares of the Common Stock to two offshore investors and received proceeds of $1,000,000 net of placement fees from such sales. Information regarding each sale is set forth in the table below.

Date    Shares          Price   Proceeds        Fee/Commission  Net Proceeds
----    ------          -----   --------        --------------  ------------

12/19   200,000         $2.50   $500,000              $0        $500,000
12/20   200,000         $2.50   $500,000              $0        $500,000



























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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CHENIERE ENERGY, INC.


                                        By: /s/ KEITH F. CARNEY
                                            --------------------
                                            Keith F. Carney
                                            Chief Financial Officer


Date:  January 2, 1997